EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 (AS ASOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Safe Technologies International, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Randi Swatt, acting Chief Executive Officer and acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

s/ Randi Swatt
Randi Swatt, acting Chief Executive Officer and
Acting Chief Financial Officer

November 13, 2008